Exhibit 4.2

EXECUTION VERSION

This SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of February 14, 2018, among SEASPAN CORPORATION, a corporation duly organized and existing under the laws of the Republic of The Marshall Islands (the “Company”), the Guarantors (as defined herein) and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered an indenture, dated as of October 10, 2017 (the “Base Indenture”), providing for the issuance by the Company from time to time of its Securities to be issued in one or more series;

WHEREAS, Sections 2.1, 3.1 and 9.1 of the Base Indenture provide, among other things, that the Company and the Trustee may, without the consent of Holders, enter into indentures supplemental to the Base Indenture to provide for specific terms applicable to any series of Securities;

WHEREAS, the Company intends by this Second Supplemental Indenture to create and provide for the issuance of a new series of Securities to be designated as its “5.50% Senior Notes due 2025”, in an aggregate principal amount of $250,000,000, to be guaranteed as provided herein by the Guarantors;

WHEREAS, the Guarantors have duly authorized the execution and delivery of this Second Supplemental Indenture, and the making of the Guarantees pursuant to this Second Supplemental Indenture;

WHEREAS, pursuant to Section 9.1(4) of the Base Indenture, the Trustee and the Company are authorized to execute and deliver this Second Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder of Securities; and

WHEREAS, all things necessary to make the Notes (as defined below), when executed by the Company and authenticated and delivered by the Trustee, issued upon the terms and subject to the conditions set forth hereinafter and in the Base Indenture and delivered as provided in the Base Indenture against payment therefor, valid, binding and legal obligations of the Company according to their terms, and all actions required to be taken by the Company and each of the Guarantors under the Indenture to make this Second Supplemental Indenture a valid, binding and legal agreement of the Company and each of the Guarantors, have been done.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

(a) The Base Indenture together with this Second Supplemental Indenture is hereinafter sometimes collectively referred to as the “Indenture.”

(b) All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Base Indenture.

(c) The following are definitions used in this Second Supplemental Indenture, and to the extent that a term is defined both herein and in the Base Indenture, the definition in this Second Supplemental Indenture shall govern with respect to the Notes.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Applicable Procedures” means, with respect to any transfer or exchange of or for, redemption of, or notice with respect to beneficial interests in any Global Note or the redemption or repurchase of any Global Note, the rules and procedures of the Depository, Euroclear and/or Clearstream that apply to such transfer, exchange, redemption or repurchase.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereinafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state or foreign bankruptcy, insolvency, receivership or similar law.

“Capital Distribution Amount” means 75% of the cumulative Net Profit for the period (taken as one accounting period) from the beginning of the fiscal quarter in which the Issue Date occurs to the last day of the most recent fiscal quarter for which financial statements are available, less the aggregate amount of Permitted Payments made, over the period beginning on the Issue Date and ending immediately before such payment, under clauses (b), (c), (e) and (f) of the definition of Permitted Payments, other than those payments under clause (e) that are funded entirely from the net cash proceeds of the issuance and sale by the Company of Common Stock of the Company and/or another series of Preferred Stock of the Company that is comparable to the Preferred Stock of the Company being retired, repurchased or redeemed.

“Cash and Cash Equivalents” means, as of a given date, the Company’s cash and cash equivalents as determined in accordance with U.S. GAAP.

“Clearstream” means Clearstream Banking SA or any successor securities clearing agency.

“Continuing Director” means a director who either was a member of the Board of Directors on the issue date of the Notes or who becomes a member of the Board of Directors subsequent to that date and whose election, appointment or nomination for election by the Company’s stockholders is duly approved by a majority of the continuing directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as nominee for director.

“Credit Facility” means, with respect to the Company or any Subsidiary of the Company, any debt or commercial paper facilities with banks or other lenders providing for revolving credit or term loans or any agreement treated as a finance or capital lease in accordance with U.S. GAAP.

“Cross Default” means, a default by the Company under any Credit Facility if such default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on outstanding indebtedness under such Credit Facility (other than Non-Recourse Liabilities of any Subsidiary of the Company) prior to the expiration of the grace period for payment of such indebtedness set forth in such Credit Facility (“payment default”); or

(b) results in the acceleration of such indebtedness prior to its maturity;

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $25 million or more.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.05 of this Second Supplemental Indenture, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“DTC” mean The Depository Trust Company.

“Euroclear” means Euroclear Bank SA/NV or any successor clearing agency.

“Exchange Notes” means the Notes issued in the Exchange Offer.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a) moneys borrowed and debt balances at banks or other financial institutions;

(b) any amount raised under any Credit Facility;

(c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with U.S. GAAP, be treated as a finance or capital lease;

(e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(g) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing, excluding for the avoidance of doubt, any operating lease; and

(h) without double counting, the amount of any liability in respect of any guarantee or financial support for any of the items referred to in clauses (a) through (g) above.

“GCI Subsidiary” means any of (a) GC Intermodal Holding Company XXII Ltd., (b) GC Intermodal Intermediate Holding Company XXII Ltd., (c) GC Intermodal XXII Ltd., (d) GC Intermodal Holding Company XXIII Ltd., (e) GC Intermodal Intermediate Holding Company XXIII Ltd. or (f) GC Intermodal XXIII Ltd.

“Global Note Legend” means the legend set forth in Section 2.05(f)(ii) of this Second Supplemental Indenture, which is required to be placed on all Global Notes issued under the Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Sections 2.03, 2.04(d), 2.05(a) or 2.05(c) of this Second Supplemental Indenture.

“Guarantee” means the guarantee by any Guarantor of the Company’s Indenture Obligations.

“Guarantor” means each Subsidiary of the Company that provides a Guarantee as a party hereto on the Issue Date or hereafter executes and delivers to the Trustee, a supplemental indenture to the Indenture.

“Immaterial Subsidiary” means any Subsidiary of the Company that is not a Significant Subsidiary.

“Indenture Obligations” means the obligations of the Company and any other obligor under the Indenture or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture and the Notes and the performance of all other obligations to the Trustee and the Holders under the Indenture and the Notes, according to the respective terms hereof and thereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Beneficial Owners” means Northbridge General Insurance Corporation, Odyssey Reinsurance Company, Allied World Assurance Company, Ltd., United States Fire Insurance Company, RiverStone Insurance Limited and Zenith Insurance Company.

“Intangible Assets” means, in respect of the Company as of a given date, the intangible assets of the Company of the types, if any, presented in the Company’s consolidated balance sheet.

“Issue Date” means February 14, 2018.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company (in form reasonably satisfactory to the Security Registrar) and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Net Profit” means, for any period, the consolidated net profit (or loss) of the Company calculated on a consolidated basis and in accordance with U.S. GAAP after deducting any dividends paid on Preferred Stock, but excluding without duplication

(a) any gain or loss realized upon the sale or other disposition of any asset (including any equity interest of any person) in the period that is not sold or otherwise disposed of in the ordinary course of business;

(b) any extraordinary, non-recurring or unusual items of income, gain, loss or expense for such period;

(c) the cumulative effect of a change in accounting principles;

(d) unrealized gains or losses in respect of derivative instruments or any ineffectiveness recognized in earnings related to qualifying hedging transactions or the fair value or changes therein recognized in consolidated net income (loss) for derivatives that do not qualify as hedge transactions;

(e) payments or receipts on early termination of any derivative instrument;

(f) any non-cash impairment charges and asset (including intangible assets and goodwill) write-ups, write-downs and write-offs, in each case pursuant to GAAP;

(g) amortization of intangible assets arising pursuant to GAAP;

(h) any non-cash gains, losses, expenses or charges attributable to the movement in the mark-to-market valuation of Indebtedness;

(i) any fees or expenses (or losses from the extinguishment of Indebtedness) incurred during such period, or any amortization or write-off thereof for such period, in connection with any acquisition, investment, recapitalization, asset sale, issuance, repurchase or repayment of indebtedness, issuance of capital stock, refinancing transaction or amendment or modification of any debt instrument and any non-recurring merger costs or charges incurred during such period as a result of any such transaction; and

(j) any non-cash compensation expenses recorded from grants of stock, stock appreciation or similar rights, stock options or other rights or any other equity based awards to officers, directors or employees;

provided, however, that such amounts or charges shall be, where applicable, net of any tax or tax benefit (less all fees and expenses relating to such transaction) resulting therefrom.

“Net Worth” means, as of a given date, the result of, without duplication:

(a) Total Assets, less

(b) Intangible Assets, less

(c) Total Borrowings (without giving effect to any fair value adjustments pursuant to FASB’s Accounting Standards Codification 820).

“Non-Recourse Liabilities” means, in respect of the Company or any Subsidiary thereof as of a given date, the non-recourse liabilities as described in clauses (a) through (h) of the definition of Total Borrowings that neither the Company nor any other Subsidiary thereof provides any credit support of any kind to or is directly or indirectly liable as a guarantor or otherwise, other than a pledge of the equity interests in the Non-Recourse Subsidiary.

“Non-Recourse Subsidiary” means any Subsidiary of the Company that has only Non-Recourse Liabilities or other liabilities as to which neither the Company nor any other Subsidiary thereof provides any credit support of any kind to or is directly or indirectly liable as a guarantor or otherwise, other than a pledge of the equity interests in the Non-Recourse Subsidiary.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the 5.50% Senior Notes due 2025 of the Company issued on the date hereof, including any Exchange Notes issued in exchange therefor.

“Participant” means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Holders” means any of (a) Kyle Washington, Kevin Washington, Dennis Washington or any of their estates, spouses, and/or descendants; (b) any trust for the benefit of the persons listed in clause (a); (c) an Affiliate of any of the persons listed in (a) or (b) above and (d) the Initial Beneficial Owners and their respective Affiliates.

“Permitted Payment” means:

(a) any cash dividend paid on shares of Preferred Stock of the Company that does not exceed the dividend stipulated in the statement of designation (including all accumulated but as yet unpaid dividends) for such shares of Preferred Stock;

(b) any cash dividend paid on Common Stock of the Company that does not exceed the greater of (i) $0.50 per share, when aggregated with all other such cash dividends paid on a share of Common Stock of the Company in the preceding 360 days, and (ii) the Capital Distribution Amount at the time of payment;

(c) any cash paid on the retirement, repurchase or redemption of shares of Common Stock of the Company that is not greater than the Capital Distribution Amount the time of payment;

(d) any cash paid on the redemption of shares of Series F Preferred Stock of the Company that does not exceed the redemption amount of $25.00 per share of Series F Preferred Stock plus any accrued but unpaid dividends that do not exceed the dividend stipulated in the statement of designation;

(e) any cash paid on an retirement, repurchase or redemption of shares of Preferred Stock of the Company (other than Series F Preferred Stock of the Company) that is (i) not greater than the Capital Distribution Amount at the time of payment or (ii) funded entirely from the net cash proceeds of the issuance and sale by the Company of Common Stock of the Company and or another series of Preferred Stock of the Company that is comparable to the Preferred Stock of the Company being retired, repurchased or redeemed; and

(f) any other Restricted Payment made in cash with the prior written consent of Holders of not less than a majority in principal amount of the Outstanding Notes.

“Permitted Security” means:

(a) liens created for the benefit of (or to secure) the Notes (or the Guarantees);

(b) liens existing on the Issue Date;

(c) liens of any Subsidiary of the Company that exists at the time that Person first becomes a Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company;

(d) liens granted in relation to any Non-Recourse Liabilities;

(e) liens granted in relation to existing and future first priority secured Financial Indebtedness incurred in the ordinary course of business for the purpose of financing vessels or assets, whether now owned or hereafter acquired;

(f) liens granted in relation to existing and future lease or hire purchase contract which would, in accordance with U.S. GAAP, be treated as a finance or capital lease incurred in the ordinary course of business;

(g) liens granted in relation to Financial Indebtedness incurred in the ordinary course of business for working capital purposes;

(h) liens granted in relation to existing and future bid-, payment- and performance bonds, guarantees and letters of credit incurred in the ordinary course of business and not in connection with borrowed money;

(i) liens granted in relation to obligations incurred under any interest rate and currency hedging agreements relating to any Financial Indebtedness, such interest rate and currency hedging agreements incurred in the ordinary course of business and not for speculative purposes;

(j) any lien arising by operation of law in the ordinary course of business;

(k) any netting or set-off arrangement entered into in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances (if applicable);

(l) any security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission of the Company;

(m) any lien in relation to the refinancing of any liability or obligation which is the subject of a lien permitted in clauses (c), (d), (e), (f), (g), (h) or (i) above; provided that any such lien is limited to all or part of the same property or assets that secured the liability or obligation being refinanced; and

(n) any security not otherwise permitted in clauses (a) through (m) above in an aggregate amount which does not at any time exceed $100 million.

“Private Placement Legend” means the legend set forth in Section 2.05(f)(i) of this Second Supplemental Indenture to be placed on all Notes issued under the Indenture, except where otherwise permitted by the provisions of the Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of February 14, 2018, among the Company and the other parties thereto.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903

“Restricted Definitive Note” means a Definitive Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of or other ownership interests in the Company or any Subsidiary of the Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of or other ownership interests in the Company or any Subsidiary of the Company or any option, warrant or other right to acquire any such shares of capital stock of or other ownership interests in the Company or any Subsidiary of the Company.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Significant Subsidiaries” or “Significant Subsidiary” means the “significant subsidiaries” or any “significant subsidiary” of the Company, as defined in Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, as amended.

“Total Assets” means, in respect of the Company on a consolidated basis, as of a given date the aggregate of the following, without duplication:

(a) all of the assets of the Company of the types presented on its consolidated balance sheet; less

(b) Cash and Cash Equivalents; less

(c) Non-Recourse Liabilities; and less

(d) assets under any vessel construction or ship purchase agreement (including novation and assignment and assumption agreements) that the Company is required to record on its books under U.S. GAAP even though the Company is no longer the legal owner of the vessel or legally obligated to take delivery of the vessel.

“Total Borrowings” means, in respect of the Company on a consolidated basis, as of a given date the aggregate of the following, without duplication:

(a) the outstanding principal amount of any moneys borrowed; plus

(b) the outstanding principal amount of any acceptance under any acceptance credit; plus

(c) the outstanding principal amount of any bond, note, debenture or other similar instrument; plus

(d) the book values of indebtedness under a lease, charter, hire purchase agreement or other similar arrangement which would, in accordance with U.S. GAAP, be treated as a finance or capital lease; plus

(e) the outstanding principal amount of all moneys owing in connection with the sale or discounting of receivables (otherwise than on a non-recourse basis or which otherwise meet any requirements for de-recognition under U.S. GAAP); plus

(f) the outstanding principal amount of any indebtedness arising from any deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset (except trade payables); plus

(g) any fixed or minimum premium payable on the repayment or redemption of any instrument referred to in clause (c) above; plus

(h) the outstanding principal amount of any indebtedness of any person of a type referred to in the above clauses of this definition which is the subject of a guarantee given by the Company to the extent that such guaranteed indebtedness is determined and given a value in respect of the Company on a consolidated basis in accordance with US GAAP; less

(i) Cash and Cash Equivalents; less

(j) Non-Recourse Liabilities.

Notwithstanding the foregoing, “Total Borrowings” shall not include any of the following:

(a) indebtedness or obligations arising from derivative transactions, such as protecting against interest rate or currency fluctuations, incurred in the ordinary course of business and not for speculative purposes; and

(b) indebtedness under any vessel construction or ship purchase agreement (including novation and assignment and assumption agreements) that the Company is required to record on its books under U.S. GAAP even though the Company is no longer the legal owner of the vessel or legally obligated to take delivery of the vessel.

“U.S. GAAP” means generally accepted accounting principles in the United States of America.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A attached hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of, and registered in the name of, the Depository, representing Notes that do not bear the Private Placement Legend.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

For purposes of the foregoing definitions and the covenants set forth in Article V of this Second Supplemental Indenture, any accounting term, phrase, calculation, determination or treatment used, required or referred to is to be construed in accordance with U.S. GAAP in effect as of December 31, 2017.

Section 1.02. Other Definitions.

Term	Defined in Section
“Additional Amounts”	8.01(a)
“Additional Interest”	2.04(c)
“Change of Control”	4.01(a)
“Change of Control Purchase Date”	4.01(a)
“Change of Control Purchase Price”	4.01(a)
“Interest Payment Date”	2.04(c)
“Judgment Currency	10.05
“Maturity Date”	2.04(b)
“New York Banking Day”	10.05
“Noteholder Director”	5.09
“Regular Record Date”	2.04(c)
“Required Currency”	10.05
“Specified Tax Jurisdiction”	8.01(a)
“Taxes”	8.01(a)

Section 1.03. Incorporation by Reference of Trust Indenture Act. This Second Supplemental Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Second Supplemental Indenture. The following Trust Indenture Act terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Second Supplemental Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Second Supplemental Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rules promulgated under the Trust Indenture Act have the meanings assigned to them by such definitions.

ARTICLE II

APPLICATION OF SUPPLEMENTAL INDENTURE

AND CREATION, FORMS, TERMS AND CONDITIONS OF NOTES

Section 2.01. Application of this Second Supplemental Indenture. Notwithstanding any other provision of this Second Supplemental Indenture, the provisions of this Second Supplemental Indenture, including the covenants set forth herein, are expressly and solely for the benefit of the Holders of the Notes and any such provisions shall not be deemed to apply to any other Securities issued under the Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Notes. The Notes constitute a separate series of Securities as provided in Section 3.1 of the Base Indenture.

Section 2.02. Creation of the Notes. In accordance with Section 3.1 of the Base Indenture, the Company hereby creates the Notes as a separate series of its Securities issued pursuant to the Base Indenture. The Notes shall be issued initially in an aggregate principal amount of up to $250,000,000.

Section 2.03. Global Notes. The Notes shall each be issued in the form of a global Note, duly executed by the Company and authenticated by the Trustee, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of “Cede & Co.,” as the nominee of the Depository. DTC initially shall serve as Depository for the Notes. So long as the Depository, or its nominee, is the registered owner of a global Note, the Depository or its nominee, as the case may be, shall be considered the sole owner or Holder of the Notes represented by such global Note for all purposes under the Indenture and under such Notes. Ownership of beneficial interests in such global Note shall be shown on, and transfers thereof will be effective only through, records maintained by the Depository or its nominee (with respect to beneficial interests of participants) or by participants or Persons that hold interests through participants (with respect to beneficial interests of beneficial owners).

Section 2.04. Terms and Conditions of the Notes. The Notes shall be governed by all the terms and conditions of the Base Indenture, as amended and supplemented by this Second Supplemental Indenture. In particular, the following provisions shall be terms of the Notes:

(a) Title and Conditions of the Notes. The title of the Notes shall be as specified in the Recitals; and the aggregate principal amount of the Notes shall be unlimited.

(b) Stated Maturity. The Notes shall mature, and the principal of the Notes shall be due and payable in Dollars to the Holders thereof, together with all accrued and unpaid interest thereon, on February 14, 2025 (the “Maturity Date”).

(c) Payment of Principal and Interest; Additional Interest; Additional Amounts. The Notes shall bear interest at 5.50% per annum, from and including February 14, 2018, or from the most recent Interest Payment Date (as defined hereafter) on which interest has been paid or provided for until the principal thereof becomes due and payable, and on any overdue principal. Interest shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. Interest on the Notes shall be payable quarterly in arrears in Dollars on January 30, April 30, July 30 and October 30 of each year, commencing on April 30, 2018 (each such date, an “Interest Payment Date” for the purposes of the Notes issued under this Second Supplemental Indenture). Payments of interest shall be made to the Person in whose name a Note (or predecessor Note) is registered at the close of business on January 15, April 15, July 15 or October 15 (whether or not that date is a Business Day), as the case may be, immediately preceding such Interest Payment Date (each such date, a “Regular Record Date” for the purposes of the Notes issued under this

Second Supplemental Indenture). All payments in respect of the Notes shall include (i) any additional amounts of interest (“Additional Interest”) that shall become payable in respect of the Notes pursuant to the Registration Rights Agreement as a result of a registration default under the Registration Rights Agreement and (ii) Additional Amounts as and to the extent set forth in Article VIII of this Second Supplemental Indenture.

(d) Registration and Form; Denomination. The Notes shall be issuable as registered securities as provided in Section 2.03 of this Article II. The form of the Notes shall be as set forth in Exhibit A attached hereto, which is incorporated herein by reference. The Notes shall be issued and may be transferred only in minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof.

(e) Legal Defeasance and Covenant Defeasance. The provisions for legal defeasance in Section 4.2(2) of the Base Indenture, and the provisions for covenant defeasance in Section 4.2(3) of the Base Indenture, shall be applicable to the Notes. If the Company shall effect a covenant defeasance of the Notes pursuant to Section 4.2(3) of the Base Indenture, (1) the Company shall cease to have any obligation to comply with the covenants and agreements set forth in Articles IV and V of this Second Supplemental Indenture and Section 7.4 of the Base Indenture and (2) the Events of Default set forth in Sections 6.01(a) and 6.01(b) of this Second Supplemental Indenture (but only with respect to Significant Subsidiaries), the Event of Default set forth in Section 6.02(c) of this Second Supplemental Indenture and the Event of Default set forth in Section 5.1(8) of the Base Indenture and Section 6.02(a) of this Second Supplemental Indenture, shall no longer constitute Events of Default for purposes of the Notes.

(f) Further Issuance. Notwithstanding anything to the contrary contained herein or in the Base Indenture, the Company may, from time to time, with the prior written consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, create and issue further securities having the same interest rate, maturity and other terms (except for the issue date, the public offering price and the first Interest Payment Date) as, ranking equally and ratably with, the Notes. Additional Notes issued in this manner shall be consolidated with and shall form a single series with the previously outstanding Notes and shall be fungible with the Notes for United States federal income tax purposes. No such additional securities may be issued if an Event of Default has occurred and is continuing with respect to the Notes.

(g) Redemption. The Notes shall be redeemable by the Company at its option prior to the Maturity Date as set forth in Sections 3.01 and 3.02 of this Second Supplemental Indenture.

(h) Sinking Fund. The Notes are not entitled to any sinking fund.

(i) Other Terms and Conditions. The Notes shall have such other terms and conditions as provided in the form thereof attached as Exhibit A hereto.

Section 2.05. Transfer and Exchange.

(a) Except as otherwise set forth in this Section 2.05, a Global Note may be transferred, in whole and not in part, only to the Depository, another nominee of the Depository or to a successor thereto or a nominee of such successor thereto. Except as otherwise provided in or pursuant to the Indenture, any Global Note shall be exchangeable for a Definitive Note only if (i) the Depository notifies the Company that it is no longer willing or able to act as a Depository for such Global Note or ceases to be a clearing agency registered under the Exchange Act, and the Company has not appointed a successor Depository within 90 days of that notice or becoming aware that the Depository is no longer so registered; (ii) an Event of Default has occurred and is continuing, and the Depository requests the issuance of Definitive Notes; or (iii) the Company determines not to have the Notes represented by a Global Note. If the beneficial owners of interests in a Global Note are entitled to exchange such interests for Definitive Notes as the result of an event described in clause (i), (ii) or (iii) of the preceding sentence, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee Definitive Notes in such form and denominations as are required by or pursuant to the Indenture, containing identical terms and in aggregate principal amount equal to the principal amount of such Global Notes, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such Global Notes shall be surrendered from time to time by the Depository as shall be specified in the Company Order with respect thereto, and in accordance with instructions given to the Trustee and Depository (which instructions shall be in writing but need not be contained in or accompanied by an Officer’s Certificate or be accompanied by an Opinion of Counsel), as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or in part, for Definitive Notes as described above without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered Global Note, a like aggregate principal amount of Definitive Notes of authorized denominations and of like tenor as the portion of such Global Note to be exchanged, which shall be in the form of Definitive Securities; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Notes to be redeemed and ending on the relevant Redemption Date. Promptly following any such exchange in part, such Global Note shall be returned by the Trustee to the Depository in accordance with the instructions of the Company referred to above.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 2.05(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.05(b)(i) of this Second Supplemental Indenture, the transferor of such beneficial interest must deliver to the Security Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depository to the Security Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.05(h) hereof, the requirements of this Section 2.05(b)(ii) shall be deemed to have been satisfied upon receipt by the Security Registrar of the instructions contained in the duly completed and executed Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in the Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.05(i) of this Second Supplemental Indenture.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.05(b)(ii) of this Second Supplemental Indenture and the Security Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.05(b)(ii) of this Second Supplemental Indenture and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement; or

(B) such Notes are sold or exchanged pursuant to an effective registration statement under the Securities Act; or

(C) the Security Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (C) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (C) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events described in clauses (i) through (iii) of Section 2.05(a) of this Second Supplemental Indenture and receipt by the Security Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.05(i) of this Second Supplemental Indenture, and the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.05(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.05(c)(i) (except for transfers pursuant to clause (F) above) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events described in clauses (i) through (iii) of Section 2.05(a) of this Second Supplemental Indenture and if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement; or

(B) such Notes are sold or exchanged pursuant to an effective registration statement under the Securities Act; or

(C) The Security Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subclause (C), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events described in clauses (i) through (iii) of Section 2.05(a) of this Second Supplemental Indenture and the satisfaction of the conditions set forth in Section 2.05(b)(ii) of this Second Supplemental Indenture, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.05(i) of this Second Supplemental Indenture, and the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.05(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from or through the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.05(c)(iii) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Security Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A

Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement; or

(B) such Notes are sold or exchanged pursuant to an effective registration statement under the Securities Act; or

(C) the Security Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subclause (C), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.05(d)(ii), the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.05(e), the Security Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer or exchange in form satisfactory to the Security Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In the event that the requesting Holder does not transfer the entire principal amount of Notes represented by any such Definitive Note, the Security Registrar shall cancel or cause to be canceled such Definitive Note and the Company (who will have been informed of such cancelation) shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver to the requesting Holder and any transferee Definitive Notes in the appropriate principal amounts to reflect such transfer. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.05(e):

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Security Registrar receives the following:

(A) if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement; or

(B) such Notes are sold or exchanged pursuant to an effective registration statement under the Securities Act; or

(C) the Security Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subclause (C), if the Security Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Security Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under the Indenture unless specifically stated otherwise in the applicable provisions of the Indenture:

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF SEASPAN CORPORATION (THE “COMPANY”) THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ALL APPLICABLE U.S. STATE SECURITIES LAWS, AND IN CASE (IV) SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (B) THE HOLDER SHALL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

Except as permitted by subparagraph (B) below, each Global Note and Definitive Note issued in a transaction exempt from registration pursuant to Regulation S shall also bear the legend in substantially the following form:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.05 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form (with appropriate changes in the last sentence if DTC is not the Depository):

“THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 3.9 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository to reflect such increase.

(h) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of a Company Order, the Trustee will authenticate:

(1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer; and

(2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of any Restricted Definitive Notes accepted for exchange in the Exchange Offer.

Concurrently with the issuance of such Notes, the Trustee will, upon receipt of a Company Order, cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate upon receipt of a Company Order and deliver to the Persons designated by the Holders of the applicable Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(i) Additional Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of a Company Order in accordance with the Indenture or at the Security Registrar’s request.

(ii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(iii) At the option of the Holder, subject to Section 2.05(a) of this Second Supplemental Indenture, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of the Indenture.

(iv) Neither the Trustee nor the Security Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Base Indenture, this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any note (including any transfers between or among Participants or Indirect Participants in any global note or any transfers related to the Exchange Offer) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE III

REDEMPTION

Section 3.01. Optional Redemption for Changes in Withholding Taxes. The Company may redeem the Notes, at its option, at any time in whole but not in part, upon not less than 30 nor more than 60 days’ notice (which notice will be irrevocable), at a Redemption Price equal to 100% of the outstanding principal amount of Notes, plus accrued and unpaid interest (if any) to, but not including, the applicable Redemption Date and all Additional Interest and Additional Amounts (if any) then due and which will become due on the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date and Additional Interest and Additional Amounts (if any) in respect thereof), in the event that the Company determines in good faith that the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, Additional Amounts and such obligation cannot be avoided by taking reasonable measures available to the Company (including making payment through a paying agent located in another jurisdiction), as a result of:

(1) a change in or an amendment to the laws (including any regulations or rulings promulgated thereunder) of the Republic of Marshall Islands or any political subdivision, or any other jurisdiction in which the Company (including any successor entity) is organized or is otherwise resident for tax purposes, affecting taxation, which change or amendment is announced or becomes effective on or after the date of this Second Supplemental Indenture; or

(2) any change in or amendment to any official position of a taxing authority in the Republic of Marshall Islands or any political subdivision, or any other jurisdiction in which the Company (including any successor entity) is organized or is otherwise resident for tax purposes regarding the application, administration or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of this Second Supplemental Indenture.

Notwithstanding the foregoing, no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay Additional Amounts if a payment in respect of the Notes were then due. Before the Company publishes, mails or delivers notice of redemption of the Notes as described above, the Company will deliver to the Trustee and Paying Agent (a) an Officer’s Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company to so redeem have occurred and (b) an opinion of a nationally recognized independent legal counsel that the Company has or will become obligated to pay Additional Amounts as a result of the circumstances referred to in clause (1) or (2) of the preceding paragraph.

The Trustee and Paying Agent will accept and will be entitled to conclusively rely upon the Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which case they will be conclusive and binding on the Holders.

Except to the extent inconsistent with the foregoing, all provisions of Article 11 of the Base Indenture shall apply to any redemption pursuant to this Section 3.01.

Section 3.02. Optional Redemption. The Company may redeem the Notes at its option, in whole or in part, at any time on or after February 14, 2023, upon not less than 30 nor more than 60 days’ prior notice, at a Redemption Price equal to 100% of their principal amount, plus accrued and unpaid interest (if any) and Additional Interest (if any) to, but not including, the Redemption Date. Article 11 of the Base Indenture shall apply to any such redemption of the Notes.

Section 3.03. Open Market Repurchases. Notwithstanding any provision hereunder or in the Base Indenture to the contrary, the Company and its Affiliates may purchase Notes from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Notes that the Company or any of its Affiliates purchase shall be cancelled.

ARTICLE IV

CHANGE OF CONTROL

Section 4.01. Change of Control.

(a) If a Change of Control occurs at any time, Holders will have the right, at their option, to require the Company to purchase for cash any or all of the Notes, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000. The price the Company is required to pay (the “Change of Control Purchase Price”) is equal to 101% of the principal amount of the Notes to be purchased plus accrued and unpaid interest and Additional Interest (if any) to but excluding the Change of Control Purchase Date (unless the Change of Control Purchase Date is after a record date and on or prior to the interest payment date to which such record date relates, in which case the Company will instead pay the full amount of accrued and unpaid interest and Additional Interest (if any) to the Holder on such record date and the Change of Control Purchase Price will be equal to 101% of the principal amount of the Notes to be purchased). The “Change of Control Purchase Date” will be a date specified by the Company that is not less than 35 or more than 60 calendar days following the date of the Change of Control notice as described below. Any Notes purchased by the Company will be paid for in cash. A “Change of Control” will be deemed to have occurred at the time after the Notes are originally issued if:

(1) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the “Beneficial Owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such Person shall be deemed to have “Beneficial Ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(2) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than (i) a transaction in which the survivor or transferee is a Person that is controlled by the Permitted Holders or (ii) a transaction following which, in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction; or

(3) Continuing Directors and the directors nominated by the Holders pursuant to Section 5.09 of this Second Supplemental Indenture cease to constitute at least a majority of the Board of Directors.

(b) On or before the 20th day after the occurrence of a Change of Control, the Company will provide to all Holders and the Trustee and Paying Agent a notice of the occurrence of the Change of Control and of the resulting purchase right. Such notice shall state, among other things: (i) the events causing a Change of Control; (ii) the date of the Change of Control; (iii) the last date on which a Holder may exercise the repurchase right; (iv) the Change of Control Purchase Price; (v) the Change of Control Purchase Date; (vi) the name and address of the Paying Agent; and (vii) the procedures that Holders must follow to require the Company to purchase their Notes.

(c) To exercise the Change of Control purchase right, Holders must deliver, on or before the Business Day immediately preceding the Change of Control Purchase Date, the Notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Option of Holder to Elect Purchase” on the reverse side of the Notes duly completed, to the Paying Agent. The purchase notice must state: (i) if certificated, the certificate numbers of the Notes to be delivered for purchase or if not certificated, the notice must comply with appropriate Depository procedures; (ii) the portion of the principal amount of Notes to be purchased, which must be $1,000 or a multiple thereof; and (iii) that the Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and the Indenture.

(d) Holders may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date. The notice of withdrawal shall state: (i) the principal amount of the withdrawn Notes; (ii) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes, or if not certificated, the notice must comply with appropriate Depository procedures; and (iii) the principal amount, if any, which remains subject to the purchase notice.

(e) On each Change of Control Purchase Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions of Notes properly tendered pursuant to the applicable Change of Control offer made by the Company, (ii) deposit with the Paying Agent at least one Business Day prior to the Change of Control Purchase Date an amount equal to the Change of Control Purchase Price in respect of all Notes or portions of Notes properly tendered pursuant to the applicable Change of Control offer made by the Company and (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased. If the Paying Agent holds money or securities sufficient to pay the Change of

Control Purchase Price of the Notes on the Change of Control Purchase Date, then: (i) the Notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the Paying Agent); and (ii) all other rights of the Holder will terminate (other than the right to receive the Change of Control Purchase Price).

(f) In connection with any purchase offer pursuant to a Change of Control purchase notice, the Company will, if required, comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable and file a Schedule TO or any other required schedule under the Exchange Act. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Notes by virtue of such conflicts.

(g) No Notes may be purchased at the option of Holders upon a Change of Control if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

ARTICLE V

COVENANTS

The covenants set forth in this Article V shall be applicable to the Company in addition to the covenants in Article 10 of the Base Indenture, which shall in all respects be applicable in respect of the Notes.

Section 5.01. Limitation on Borrowings. The Company shall not permit Total Borrowings to equal or exceed 65% of Total Assets.

Section 5.02. Limitation on Minimum Net Worth. The Company shall ensure that its Net Worth always exceeds $450.0 million.

Section 5.03. Negative Pledge. The Company shall not, directly or indirectly, create, assume or permit to exist any security or lien of any nature whatsoever on any of its assets, whether now owned or hereafter acquired, other than Permitted Security.

Section 5.04. Financial Reports. During the period that any Cross Default exists, at the request of any Holder, the Company shall provide, to the extent that it is not prevented or restricted from doing so by the provisions of any relevant Credit Facility, to such Holder any report or other information that is provided to any lender or other financier under the Credit Facility giving rise to the Cross Default. As a condition to the receipt of such report or other information, such Holder must agree not to disclose such report or information to any third party or to purchase or sell any of the Company’s securities on the basis of any material, nonpublic information included in such report or other information.

The Company shall provide unaudited financial statements to the Holders for the first three fiscal quarters of each fiscal year and audited annual financial statements for each fiscal year, all on a timely basis and in no case later than 60 days after the end of each of the first three fiscal quarters and 90 days after the end of the fiscal year, respectively. The Company shall also provide other financial information the Holders may reasonably request from time to time.

Section 5.05. Restricted Payments. The Company will not, nor will the Company permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Company may make Restricted Payments payable solely in equity interests issued by the Company and not in cash (which shall include dividends paid in equity interests through the Company’s dividend reinvestment plan), (b) a Subsidiary of the Company may make Restricted Payments in cash to the Company or another Subsidiary of the Company and in each case to other owners of the equity of such Subsidiary on a pro rata basis and (c) the Company may make any other Restricted Payments in cash in accordance with applicable law so long as (i) after giving effect thereto no Default has occurred and is continuing and no Default will result therefrom and (ii) such payment is a Permitted Payment.

Section 5.06. Line of Business. The primary business of the Company and its Subsidiaries, taken as a whole, shall be the direct or indirect ownership, management, operation, leasing or chartering of container vessels and containers and any business incidental thereto.

Section 5.07. Fundamental Changes. The Company will not, nor will the Company permit any of its Subsidiaries (other than an Immaterial Subsidiary) to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with the Company or its Subsidiaries, or sell, transfer, lease (other than leases and charters in the ordinary course of business) or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of the assets of the Company, or all or any substantial part of the stock of any of the Subsidiaries of the Company (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:

(1)	any Subsidiary may merge into the Company in a transaction in which the Company is the surviving corporation;

(2)	any Subsidiary may merge into any other Subsidiary in a transaction in which the consolidated ownership interest percentage in the surviving Subsidiary is no less than the consolidated ownership interest percentage in either predecessor entity;

(3)	any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company or to another Subsidiary;

(4)	any Subsidiary may liquidate or dissolve if the Board of Directors determines in good faith that such liquidation or dissolution is in the best interest of the Company and is not materially disadvantageous to the Holders;

(5)	the Company and any Subsidiary may sell, transfer or otherwise dispose of any of the Company or its Subsidiaries’ assets (in the ordinary course of business or otherwise) in any transaction or series of transactions so long as (A) the aggregate market value of all assets so sold, transferred, leased or otherwise disposed of under this clause (5) during any fiscal year does not exceed 25% of the aggregate market value of all of the Company and its Subsidiaries’ assets on the last day of the immediately preceding fiscal year and (B) the Company receives, or the relevant Subsidiary receives, consideration at the time of such sale, transfer, lease or other disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the assets subject to such sale, transfer, lease or other disposition;

(6)	the Company and any of its Subsidiaries may enter into any sale, transfer or disposition that is followed by the leasing back of the asset sold, transferred or disposed of, provided those transactions are carried out in the ordinary course of business; and

(7)	so long as no Default or Change of Control would result therefrom, the Company and any of its Subsidiaries may acquire the assets or interests of any Person, by way of merger or consolidation, so long as, after taking into account such acquisition, container vessels and any assets used in any business incidental thereto (which may include the ownership, management and leasing of containers) constitute at least 75% of the Company’s consolidated total assets.

Section 5.08. Subsidiary Guarantee.

(a) If the Company or any of its Subsidiaries acquires or creates another Subsidiary after the date of this Second Supplemental Indenture, then the Company shall cause that newly acquired or created Subsidiary to execute a supplemental indenture pursuant to which it shall become a Guarantor and execute a joinder to the Registration Rights Agreement. Each future Guarantee by a Subsidiary shall be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b) To the extent any GCI Subsidiary is not dissolved by May 14, 2018, the Company shall cause such GCI Subsidiary to execute a supplemental indenture pursuant to which it shall become a Guarantor and execute a joinder to the Registration Rights Agreement. Each future Guarantee by a GCI Subsidiary, if any, shall be limited to an amount not to exceed the maximum amount that can be guaranteed by that GCI Subsidiary without rendering the Guarantee, as it relates to such GCI Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(c) The Company shall not permit Seaspan Investment I Ltd. (“Seaspan Investment”) to, directly or indirectly, issue, create, assume, enter into any guarantee of, incur, extend or otherwise become liable for any indebtedness unless permitted by Section 5.01 of this Second Supplemental Indenture and prior to such issuance, creation, assumption, guarantee of, incurrence, or extension, Seaspan Investment executes a supplemental indenture pursuant to which it shall become a Guarantor and executes a joinder to the Registration Rights Agreement. Any Guarantee by Seaspan Investment shall be limited to an amount not to exceed the maximum amount that can be guaranteed by Seaspan Investment without rendering the Guarantee, as it relates to Seaspan Investment, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 5.09. Board Representation. The Initial Beneficial Owners shall have the right to designate (a) two members of the Board of Directors if at least $125.0 million aggregate principal amount of the Notes remain outstanding and (b) one member of the Board of Directors if less than $125.0 million aggregate principal amount of the Notes remain outstanding but greater than $50.0 million aggregate principal amount of the Notes remain outstanding (each, a “Noteholder Director”), in each case to be appointed to the Board of Directors promptly following such designation, and the Company shall cause such Noteholder Directors to be duly appointed or elected to the Board; provided, however, that such directors (x) must be reasonably qualified to serve as a member of the Board of Directors and (y) are not prohibited from acting as a member of the Board of Directors by any applicable law or regulation (including but not limited to U.S. securities laws and New York Stock Exchange regulations). In the event that any Noteholder Director resigns or is removed from office, the Company agrees to take all necessary actions to install, in lieu of such person, such new person on the Board of Directors as may be designated by the Initial Beneficial Owners, in accordance with this Section 5.09.

Section 5.10. Compliance Measurement. Compliance with the financial covenants in Sections 5.01 and 5.02 of this Second Supplemental Indenture shall be measured on the last day of each of the Company’s fiscal quarters, commencing March 31, 2018. Within 60 days after the end of the first three fiscal quarters of each fiscal year and within 120 days after the end of each fiscal year, the Company shall deliver to the Trustee an Officer’s Certificate confirming compliance with each of the covenants in this Article V. Each such Officer’s Certificate will be made available to the Holders of the Notes upon request to the Trustee. The Company shall mail, within 10 Business Days of the discovery thereof, to all Holders of the Notes and Trustee, notice of any Default in compliance with the covenants in this Article V.

Section 5.11. Pledge Agreement. As soon as reasonably practicable after the Issue Date, but in no event later than five Business Days after the Issue Date (or such later date as may be agreed to in writing by the Initial Beneficial Owners in their sole discretion (a copy of which writing shall be delivered by the Company to the Trustee)), the Company shall take all action reasonably requested by the Initial Beneficial Owners to enter into a pledge agreement (the “Pledge Agreement”) in a form satisfactory to the Initial Beneficial Owners and to pledge, assign and grant for the ratable benefit of the Trustee and the Holders, a lien on and security interest in all of the right, title and interest of the Company in, to and under the shares of the capital stock, par value $0.01 per share, of Seaspan Investment I Ltd. owned by the Company and to execute all documents, agreements and instruments (including a supplemental indenture), and take all action that may be required under applicable law, or that the Initial Beneficial Owners may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Pledge Agreement.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01. Modifications of Certain Events of Default. The Events of Default in Article 5 of the Base Indenture shall be applicable to the Notes, except that the following Events of Default in this Section 6.01 supersede in their entirety the Events Default set forth in Sections 5.1(5), 5.1(6) and 5.1(7) of the Base Indenture:

(a) the entry by a court having competent jurisdiction of:

(i) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(ii) a decree or order adjudging the Company or any Significant Subsidiary to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company or any Significant Subsidiary and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(iii) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of the Company or any Significant Subsidiary of any substantial part of the property of the Company or any Significant Subsidiary or ordering the winding up or liquidation of the affairs of the Company or any Significant Subsidiary;

(b) the commencement by the Company or any Significant Subsidiary of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization, arrangement, adjustment or composition of the Company or any Significant Subsidiary or relief under any applicable law, or the consent by the Company or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of the Company or any Significant Subsidiary or any substantial part of the property of the Company or any Significant Subsidiary or the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action; and

(c) any Indebtedness of the Company (other than the Notes) or any Significant Subsidiary with an aggregate principal amount outstanding, individually or in the aggregate, of at least $25,000,000 shall not have been paid when due and upon the demand of its holders and within any applicable grace period after final maturity (or when otherwise due by acceleration or otherwise).

Section 6.02. Additional Events of Default. In addition to the Events of Default in Article 5 of the Base Indenture, as amended by Section 6.01 of this Second Supplemental Indenture, the following shall be Events of Default with respect to the Notes:

(a) failure by the Company to perform or comply with the provisions of Article 8 of the Base Indenture relating to mergers and similar events;

(b) failure by the Company to provide notice of a Change of Control or to repurchase Notes tendered for repurchase following the occurrence of a Change of Control in conformity with the covenant set forth in Article IV of this Second Supplemental Indenture; and

(c) any Guarantee of a Guarantor that is also a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the Indenture, shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee.

ARTICLE VII

SUPPLEMENTAL INDENTURES

Section 7.01. Supplemental Indentures Without Consent of Holders. Solely for the purposes of the Notes (and not in relation to any other series of Securities), Section 9.1 of the Base Indenture shall be deemed to be replaced in its entirety by this Section 7.01.

Without the consent of any Holders of the Notes, the Company (when authorized by or pursuant to a Board Resolution), each Guarantor and the Trustee (upon Company Order), at any time and from time to time, may enter into one or more indentures supplemental hereto, for any of the following purposes:

(1) to evidence the succession of another Person to the Company or a Guarantor, and the assumption by any such successor of the covenants of the Company or such Guarantor, contained in the Indenture and in the Notes; or

(2) to add to the covenants of the Company or the Guarantors for the benefit of the Holders of the Notes or to surrender any right or power herein conferred upon the Company or any Guarantor; or

(3) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.10 of the Base Indenture; or

(4) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not adversely affect the interests of the Holders of the Notes in any material respect; or

(5) to add any additional Events of Default with respect to the Notes; or

(6) to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes pursuant to Article 4, provided that any such action shall not adversely affect the interests of any Holder of the Notes in any material respect; or

(7) to secure the Notes; or

(8) to make provisions with respect to conversion or exchange rights of Holders of the Notes; or

(9) to amend or supplement any provision contained in the Indenture or in any supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the Holders of the Notes, or

(10) only if the Company is required to register the Notes pursuant to the Registration Rights Agreement, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or

(11) to make such provisions as necessary (as determined in good faith by the Company) for the issuance of exchange Notes issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Notes, in compliance with the terms of the Registration Rights Agreement, or

(12) to add a Guarantor under the Indenture.

Section 7.02. Supplemental Indentures With Consent of Holders. Solely for the purposes of the Notes (and not in relation to any other series of Securities), Section 9.2 of the Base Indenture shall be deemed to be replaced in its entirety by this Section 7.02.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, including consents obtained in connection with a tender offer or exchange offer, by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by or pursuant to a Company’s Board Resolution), the Guarantors and the Trustee (upon Company Order) may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture, without the consent of the Holder of each Outstanding Note, shall

(1) change the Stated Maturity of the principal of, or any premium or installment of interest on or any Additional Amounts with respect to the Notes, or reduce the principal amount thereof or the rate (or modify the calculation of such rate) of interest thereon or any Additional Amounts with respect thereto, or any premium payable upon the redemption thereof or otherwise, or change the obligation of the Company and the Guarantors to pay Additional Amounts pursuant to the terms of the Indenture, or change the redemption provisions or change the Place of Payment, Currency in which the principal of, any premium or interest on, or any Additional Amounts with respect to the Notes is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(2) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture, or reduce the requirements of Section 15.4 of the Base Indenture for quorum or voting, or

(3) modify any of the provisions of this Section, Section 5.13 of the Base Indenture or Section 10.8 of the Base Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note, or

(4) change the ranking of the Outstanding Notes or the Guarantees, or

(5) make any change that adversely affects the right to convert or exchange any Note into or for securities of the Company or other securities (whether or not issued by the Company), cash or property in accordance with its terms, or

(6) modify any Guarantee or release any Guarantor from any of its obligations under its Guarantee or the Indenture, except in accordance with the terms of the Indenture.

A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which shall have been included expressly and solely for the benefit of the Notes, or which modifies the rights of the Holders Notes with respect to such covenant or other provision, shall be deemed not to affect the rights under the Base Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders of Notes under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

ARTICLE VIII

ADDITIONAL AMOUNTS

Section 8.01. Additional Amounts.

(a) All payments made by or on behalf of the Company under or with respect to the Notes (or by any Guarantor with respect to any Guarantee) shall be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter “Taxes”) unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of the government of the Republic of Marshall Islands or any political subdivision or any authority or agency therein or thereof having power to tax, or any other jurisdiction in which the Company (including any successor entity) or such Guarantor is organized or is otherwise resident for tax purposes, or any jurisdiction from or through which payment is made (including, without limitation, the jurisdiction of each paying agent) (each a “Specified Tax Jurisdiction”), will at any time be required to be made from any payments made under or with respect to the Notes or the Guarantees. The Company and the Guarantors shall pay such additional amounts (the “Additional Amounts”) as may be necessary so that the net amount received in respect of such payments by a Holder (including Additional Amounts) after such withholding or deduction shall not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(1) any Taxes that would not have been so imposed but for the Holder or beneficial owner of the Notes having any present or former connection with the Specified Tax Jurisdiction (other than the mere acquisition, ownership, holding, enforcement or receipt of payment in respect of the Notes);

(2) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge;

(3) any Taxes payable other than by deduction or withholding from payments under, or with respect to, the Notes;

(4) any Taxes imposed as a result of the failure of the Holder or beneficial owner of the Notes to complete, execute and deliver to the Company any form or document to the extent applicable to such Holder or beneficial owner that may be required by law or by reason of administration of such law and which is reasonably requested in writing to be delivered to the Company in order to enable the Company to make payments on the Notes without deduction or withholding for Taxes, or with deduction or withholding of a lesser amount, which form or document will be delivered within 60 days of a written request therefor by the Company;

(5) any Taxes that would not have been so imposed but for the beneficiary of the payment having presented a Note for payment (in cases in which presentation is required) more than 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period);

(6) any Taxes imposed on or with respect to any payment by the Company to the Holder if such Holder is a fiduciary or partnership or Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment would not have been entitled to Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note;

(7) any Taxes that are required to be deducted or withheld on a payment pursuant to European Council Directive 2003/48/EC or any law implementing, or introduced in order to conform to, such directive; or

(8) any combination of clauses (1) through (7) above.

(b) If the Company or any Guarantor becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or the Guarantees, the Company will deliver to the Trustee and Paying Agent at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Company will notify the Trustee and Paying Agent promptly thereafter but in no event later than two Business Days prior to the date of payment) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount so payable. The Officer’s Certificate shall also set forth any other information necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date. The Trustee and Paying Agent will be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary. The Company will provide the Trustee and Paying Agent with documentation evidencing the payment of Additional Amounts.

(c) The Company will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant governmental authority on a timely basis in accordance with applicable law. As soon as practicable, the Company will provide the Trustee and Paying Agent with an official receipt or, if official receipts are not obtainable, other documentation evidencing the payment of the Taxes so withheld or deducted. Upon request, copies of those receipts or other documentation, as the case may be, will be made available by the Trustee and Paying Agent to the Holders of the Notes.

(d) Whenever in the Base Indenture or this Second Supplemental Indenture there is referenced, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or any other amount payable under, or with respect to, the Notes or the Guarantees, such reference shall be deemed to include payment of Additional Amounts as described under this Section 8.01 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e) The Company will indemnify a Holder, within 10 Business Days after written demand therefor, for the full amount of any Taxes paid by such Holder to a governmental authority of a Specified Tax Jurisdiction, on or with respect to any payment by on or account of any obligation of the Company to withhold or deduct an amount on account of Taxes for which the Company would have been obliged to pay Additional Amounts hereunder and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Company by a Holder will be conclusive absent manifest error.

(f) The Company will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any Specified Tax Jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Notes, and the Company will indemnify the Holders for any such taxes paid by such Holders.

Section 8.02. Obligations to Survive. The obligations described in Section 8.01 of this Second Supplemental Indenture will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor person to the Company is organized or any political subdivision or authority or agency thereof or therein.

ARTICLE IX

GUARANTEES

Section 9.01. Guarantee. Subject to this Article IX, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, interest, Additional Interest and premium on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 9.01.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 of the Base Indenture hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 5 of the Base Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

Each Guarantee shall remain in full force and effect and continue to be effective in any insolvency proceeding affecting the Company, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees thereof, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 9.02. Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article IX, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with U.S. GAAP.

Section 9.03. Execution and Delivery. To evidence its Guarantee set forth in Section 9.01 of this Second Supplemental Indenture, each Guarantor hereby agrees that this Second Supplemental Indenture shall be executed on behalf of such Guarantor by its President, one of its Vice Presidents or one of its Assistant Vice Presidents.

Each Guarantor hereby agrees that its Guarantee set forth in Section 9.01 of this Second Supplemental Indenture shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer whose signature is on this Second Supplemental Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Second Supplemental Indenture on behalf of the Guarantors.

If required by Section 5.08 of this Second Supplemental Indenture, the Company shall cause any newly created or acquired Subsidiary to comply with the provisions of Section 5.08 of this Second Supplemental Indenture and this Article IX, to the extent applicable.

Section 9.04. Subrogation. Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 9.01 of this Second Supplemental Indenture; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under the Indenture or the Notes shall have been paid in full.

Section 9.05. Benefits Acknowledged. Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Second Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 9.06. Guarantors May Consolidate, Etc., Only on Certain Terms.

(a) A Guarantor shall not consolidate with or merge with or into any other Person, or sell, assign, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other Person, and such Guarantor shall not permit any other Person to consolidate with or merge into such Guarantor or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to such Guarantor; unless:

(i) the other Person is the Company or a Guarantor;

(ii) (A) either (x) such Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes, by an indenture supplemental hereto, executed by the successor Person and delivered to the Trustee, all of the obligations of such Guarantor under its Guarantee of the Notes; and (B) immediately after giving effect to the transaction, no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; or

(iii) the transaction constitutes the sale, exchange or transfer (by merger, consolidation, amalgamation, wind-up liquidation, dissolution or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), other than to a Subsidiary of the Company, and such sale, exchange or transfer is made in compliance with the Indenture;

(b) In the event of any sale, consolidation, merger, transfer, assignment, conveyance, lease or other transaction pursuant to this Section 9.06, either such Guarantor or the successor Person shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Section 9.06 and that all conditions precedent in the Indenture provided for relating to such transaction have been complied with.

(c) Upon any consolidation by a Guarantor with or merger of a Guarantor into any other Person or any conveyance, transfer or lease of the properties and assets of a Guarantor substantially as an entirety to any Person in accordance with this Section 9.06, the successor Person formed by such consolidation or into which such Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under the Indenture with the same effect as if such successor Person had been named as a Guarantor in the Indenture.

Section 9.07. Release of Guarantees. A Guarantee of the Notes by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Company or the Trustee is required for the release of such Guarantor’s Guarantee, upon:

(a) (1) any sale, exchange or transfer (by merger, consolidation, amalgamation, wind-up liquidation, dissolution or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), other than to a Subsidiary of the Company, after which the applicable Guarantor is no longer a Subsidiary of the Company, if such sale, exchange or transfer is made in compliance with the Indenture;

(2) the Company exercising its legal defeasance option in accordance with Section 4.2(2) of the Base Indenture or covenant defeasance option in accordance with Section 4.2(3) of the Base Indenture or the Company’s obligations under the Indenture being discharged in accordance with the terms of the Indenture;

(3) the merger or consolidation of any Guarantor with and into the Company or another Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Guarantor following the transfer of all or substantially all of its assets to the Company or another Guarantor; and

(b) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

ARTICLE X

MISCELLANEOUS

Section 10.01. Ratification of Indenture. This Second Supplemental Indenture is executed and shall be constructed as an indenture supplement to the Base Indenture, and as supplemented and modified hereby, the Base Indenture is in all respects ratified and confirmed, and the Base Indenture and this Second Supplemental Indenture shall be read, taken and constructed as one and the same instrument.

Section 10.02. Trust Indenture Act Controls. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Second Supplemental Indenture by the Trust Indenture Act, the required or deemed provision shall control.

Section 10.03. Notices. All notices and other communications shall be given as provided in the Indenture.

Section 10.04. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR INSTRUMENTS ENTERED INTO AND, IN EACH CASE, PERFORMED IN THE STATE OF NEW YORK. Any dispute, action or proceeding arising out of or relating to the Indenture, the Notes or the Guarantees or the rights of any party under the Indenture, the Notes or the Guarantees shall be exclusively maintained in the U.S. federal or New York State Court sitting in the Borough of Manhattan, The City of New York, New York. Each of the parties hereto: (i) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, and (ii) irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding. Each party to this Indenture irrevocably waives, to the fullest extent permitted by applicable law, all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with the Indenture, the Notes, the Guarantees or any matter arising hereunder or thereunder.

Section 10.05. Judgment Currency. The Company and each of the Guarantors agrees, to the fullest extent that it may effectively do so under applicable law, that (i) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, or Additional Interest or Additional Amounts on the Notes or any indemnities due hereunder from the Company or any Guarantor (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the requisite amount of the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which a final unappealable judgment is given and (ii) its obligations under the Indenture to make payments in the Required Currency (a) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (i)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (b) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (c) shall not be affected by judgment being obtained for any other sum due under the Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

Section 10.06. Successors. All covenants and agreements in this Second Supplemental Indenture and the Notes by the Company shall bind its successors and assigns, whether so expressed or not.

Section 10.07. Counterparts. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Counterparts may be executed either in original, facsimile or electronic (i.e., “pdf” or “tif”) form and the parties hereto adopt any signatures received by facsimile or electronic (i.e., “pdf” or “tif”) transmission as the original signature of such party.

Section 10.08. Headings. The Article and Section headings of this Second Supplemental Indenture are for convenience only and shall not affect the construction hereof.

Section 10.09. Trustee Not Responsible for Recitals. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company and the Guarantors and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Second Supplemental Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Notes or the proceeds thereof.

IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

COMPANY:

SEASPAN CORPORATION

By:	/s/ Bing Chen
Name: Bing Chen
Title: President and Chief Executive Officer

Signature Page to Second Supplemental Indenture

GUARANTORS:

Seaspan Holding 140 Ltd.

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Seaspan 140 Ltd.

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Seaspan (Asia) Corporation

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Seaspan Containership 2180 Ltd.

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Seaspan Containership 2181 Ltd.

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Seaspan Holdco I Ltd.

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Seaspan Holdco II Ltd.

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Seaspan Holdco III Ltd.

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Signature Page to Second Supplemental Indenture

Seaspan Holdco IV Ltd.

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Seaspan Ship Management Ltd.

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Seaspan Crew Management Ltd.

By:	/s/ David Spivak
Name: David Spivak
Title: Chief Financial Officer

Seaspan Crew Management India Private Ltd.

By:	/s/ David Spivak
Name: David Spivak
Title: Chief Financial Officer

Seaspan Management Services Limited

By:	/s/ Peter Curtis
Name: Peter Curtis
Title: Vice President

Seaspan Advisory Services Ltd.

By:	/s/ Peter Curtis
Name: Peter Curtis
Title: Vice President

Signature Page to Second Supplemental Indenture

TRUSTEE:

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Teresa Wyszomierski
Name: Teresa Wyszomierski
Title: Vice President

Signature Page to Second Supplemental Indenture

EXHIBIT A

FORM OF NOTE

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP NO. [•]

ISIN NO. [•]

SEASPAN CORPORATION

5.50% SENIOR NOTES DUE 2025

$	No.:

SEASPAN CORPORATION, a Marshall Islands corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to [•] / [insert if Global Note: Cede & Co.], or registered assigns, the principal sum [of $[•] ([•] DOLLARS)] [insert if Global Note: set forth on Schedule I annexed hereto] on February 14, 2025, and to pay interest thereon from February 14, 2018 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on January 30, April 30, July 30 and October 30 in each year, commencing April 30, 2018, at the rate of 5.50% per annum, until the principal hereof is paid or made available for payment. Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to such next Business Day. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be January 15, April 15, July 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest which is payable but not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue or having been such Holder, and may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent special record date (which shall be at least 10 days before the payment date) for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to the Holders of Notes of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of and interest on this Note (including, without limitation, any purchase price relating to a Change of Control) will be made at the office or agency of the

Exhibit A - Page 1

Company maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that payment to DTC or any successor depository may be made by wire transfer to the account designated by DTC or such successor depository in writing.

This Note is one of a duly authorized issue of securities of the Company designated as its 5.50% Senior Notes due 2025 (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of October 10, 2017 (the “Base Indenture”), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented by the Second Supplemental Indenture, dated February 14, 2018, among the Company, the Guarantors party thereto and the Trustee (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Company shall pay to the Holder of this Note such Additional Amounts and other amounts as may be payable under Section 8.01 of the Second Supplement Indenture and such Additional Interest as may be payable pursuant to the Registration Rights Agreement. Whenever in this Note there is mentioned, in any context, the payment of principal (or premium, if any), interest or any other amount payable under or with respect to this Note, such mention shall be deemed to include mention of the payment of Additional Amounts and/or Additional Interest to the extent that, in such context, Additional Amounts and/or Additional Interest are, were or would be payable in respect thereof.

The Notes are redeemable by the Company at its option prior to maturity as set forth in Sections 3.01 and 3.02 of the Second Supplemental Indenture.

The Notes are not subject to any sinking fund.

Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to purchase all or a portion of such Holder’s Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of purchase.

The Indenture contains provisions permitting, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Notes of each series issued under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of any series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and

Exhibit A - Page 2

binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

As provided in the Indenture and subject to certain limitations set forth therein and in this Note, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form in the denominations of $1,000 or any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth in the Indenture, and in this Note, the Notes are exchangeable for a like aggregate principal amount of Notes of this series in different authorized denominations, as requested by the Holders surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture contains provisions whereby (i) the Company and the Guarantors may be discharged from their obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or Government Obligations, or a combination thereof, in an amount sufficient, without consideration of any reinvestment, to pay and discharge the entire indebtedness on all Notes of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.

This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said State.

All terms used in this Note without definition that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[Remainder of Page Intentionally Left Blank]

Exhibit A - Page 3

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date set forth below.

Date:

SEASPAN CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Exhibit A - Page 4

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

Exhibit A - Page 5

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:
Signature:

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A - Page 6

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.01 of the Second Supplemental Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.01 of the Second Supplemental Indenture, state the amount in principal amount: $

Dated:	Your Signature:

(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A - Page 7

Schedule I

SCHEDULE OF TRANSFERS AND EXCHANGES

The initial principal amount of this Global Security is $[●] ([●] DOLLARS). The following increases or decreases in principal amount of this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such Decrease or Increase	Signature of Authorized Signatory of trustee or Custodian

Exhibit A – Schedule I

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Seaspan Corporation

Unit 2, 2nd Floor

Bupa Centre

141 Connaught Road West

Hong Kong, China

Attention: Chief Financial Officer

The Bank of New York Mellon

101 Barclay Street, Floor 7E

New York, NY 10286

Attention: International Corporate Trust

Facsimile No.: 212-815-5366

Re:	5.50% Senior Notes due 2025

Reference is hereby made to the Indenture, dated as of October 10, 2017 (the “Base Indenture”), between Seaspan Corporation, a corporation duly organized and existing under the laws of the Republic of The Marshall Islands (the “Company”), and the Trustee, as supplemented by the Second Supplemental Indenture, dated February 14, 2018, among the Company, the Guarantors party thereto and the Trustee (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $             in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐  CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2.  ☐  CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A REGULATION S GLOBAL NOTE OR DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3.  ☐  CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)  ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)  ☐  such Transfer is being effected to the Company or a Subsidiary thereof;

or

(c)  ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.  ☐  CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a)  ☐  CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)  ☐  CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)  ☐  CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note ([CUSIP: [•]] [ISIN: [•]]), or

(ii)	☐ Regulation S Global Note ([CUSIP: [•]] [ISIN: [•]]), or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note ([CUSIP: [•]] [ISIN: [•]]), or

(ii)	☐ Regulation S Global Note ([CUSIP: [•]] [ISIN: [•]]), or

(iii)	☐ Unrestricted Global Note ([ ]); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Seaspan Corporation

Unit 2, 2nd Floor

Bupa Centre

141 Connaught Road West

Hong Kong, China

Attention: Chief Financial Officer

The Bank of New York Mellon

101 Barclay Street, Floor 7E

New York, NY 10286

Attention: International Corporate Trust

Facsimile No.: 212-815-5366

Re:	5.50% Senior Notes due 2025

Reference is hereby made to the Indenture, dated as of October 10, 2017 (the “Base Indenture”), between Seaspan Corporation, a corporation duly organized and existing under the laws of the Republic of The Marshall Islands (the “Company”), and the Trustee, as supplemented by the Second Supplemental Indenture, dated February 14, 2018, among the Company, the Guarantors party thereto and the Trustee (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

(A) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

(B) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(C) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(D) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

(A) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

C-2

(B) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐144A Global Note ☐ Regulation S Global Note, in each case, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated                    .

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-3